SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2016

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

912 Bluff Road

Brentwood, TN 37027

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On July 26, 2016, Brian Wasserman resigned his position as Chief Financial Officer of the SG Blocks, Inc. (the “Company” or “we”). There were no disagreements between Mr. Wasserman and the Company.

Appointment of Chief Financial Officer

On July 29, 2016, the Board of Directors of the Company appointed Mahesh Shetty as the Company’s Chief Financial Officer. Mr. Shetty, 57, currently serves on the Board of Directors of the Company and has been a consultant to the Company since March 2016. He was appointed as a Director of the Company on July 1, 2016, following the Company’s emergence from bankruptcy on June 30, 2016.  Since December 2015, he serves as the Chief Restructuring Officer at PFO Global, Inc., an optical distribution company. From 2008 to 2015, Mahesh served as the Partner, Chief Operating Officer and Chief Financial Officer of Encore Enterprises, Inc. (“Encore”), a private equity real estate firm with over $750 million in assets. He had senior management oversight and responsibility for all of Encore’s accounting, finance, risk management, human resources and information technology functions. Mr. Shetty began his career at PricewaterhouseCoopers, LLP and has served in executive finance and operational leadership roles with Fortune 500 and mid-size private and public companies in the manufacturing, technology and service industries. Prior to joining Encore, Mahesh was the Chief Financial Officer of North American Technologies Group, Inc., a NASDAQ- listed manufacturing company focused on the transportation industry. He earned a bachelor’s degree from Osmania University, India majoring in banking, economics and accounting with a French minor and received his MBA (summa cum laude) from the University of Texas at Dallas.  He is a Certified Public Accountant, a Certified Information Technology Professional, a Chartered Global Management Accountant and a Chartered Accountant. Mr. Shetty serves on the Board of Directors and is the Treasurer of Mothers Against Drunk Driving, is a member of the Executive Education Advisory Council of the School of Management at The University of Texas at Dallas, and serves as Chairman of the US India Chamber of Commerce, Dallas Fort Worth. He also serves on the Board of Advisors of Hangar Ventures LLC and on the Board of Directors of EZlytix, LLC a private cloud based business intelligence software company.  Mr. Shetty’s pertinent experience, qualifications, attributes and skills include expertise in finance, strategy, technology and operations.

The Company has no formal employment agreement with Mr. Shetty. He does not have any family relationships with any of the Company’s directors or executive officers, nor is he a party to any transactions of the type listed in Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2016

SG Blocks, Inc.

By:	/s/ PAUL GALVIN
Paul Galvin Chief Executive Officer